UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM 8-K/A
_______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): March 24, 2025
_______________________________________

STEM, INC.

(Exact name of registrant as specified in its charter)
_______________________________________

Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Embarcadero Center, Suite 710, San Francisco, California 94111
(Address of principal executive offices including zip code)
1-877-374-7836
Registrant’s telephone number, including area code
_______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
Stem, Inc. (the “Company”) is filing this Form 8-K/A as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by the Company on September 16, 2024 (the “Original 8-K”), reporting that John Carrington would be stepping down as Chief Executive Officer of the Company and as a member of the Company’s Board of Directors, effective September 11, 2024. As previously disclosed, Mr. Carrington also served as a strategic advisor to the Company from September 11, 2024 through December 31, 2024 (the “Separation Date”) in order to facilitate an orderly transition. The Company is filing this Amendment to the Original 8-K to disclose material terms of a separation and release of claims agreement that the Company entered into with Mr. Carrington on March 24, 2025 in connection with his departure, which was not finalized at the time of the filing of the Original 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 24, 2025, the Company and Mr. Carrington entered into a Separation and Release of Claims Agreement (the “Separation Agreement”), pursuant to which Mr. Carrington is entitled to receive the following payments and benefits in accordance with the terms of his employment agreement entered into with the Company (the “Employment Agreement”): (i) a cash payment of $600,000, being equal to 12 months of his annual base salary in effect on the Separation Date, less applicable withholdings and (ii) reimbursement for up to 12 months following the Separation Date for 100% of the monthly premium costs of continuation coverage under COBRA. The Separation Agreement further provides that (1) all of Mr. Carrington’s outstanding and unvested stock options and restricted stock units (“RSUs”) as of the Separation Date were cancelled and forfeited automatically; (2) with respect to the Closing Grant (as defined in the Employment Agreement) Mr. Carrington received accelerated vesting of 171,428 RSUs; and (3) all of his stock options that were vested as of the Separation Date will remain exercisable until the earlier of (A) the date three months following the Separation Date and (B) the expiration of the term of such stock options as set forth in the applicable award agreement. All of the foregoing are in consideration of Mr. Carrington’s non-revocation of the release of claims in favor of the Company, and his continued compliance with certain confidentiality, non-disparagement, and non-competition covenants.

The foregoing is a summary description of certain material terms of the Separation Agreement and, by its nature, is incomplete. It is qualified in its entirety by the full text of the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: March 25, 2025	By:	/s/ Saul R. Laureles
		Name:	Saul R. Laureles
		Title:	Chief Legal Officer and Secretary
_____________________________________________________________________________________________
3